Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact Info:
Deirdre Skolfield, CFA
Investor Relations
SYNNEX Corporation
(510) 668-3715
deirdres@synnex.com

SYNNEX Corporation Reports Fiscal 2014 Third Quarter Results
Exceptional Performance Drives Record Results
Fremont, Calif., - September 29, 2014 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal third quarter ended August 31, 2014.

	Q3 FY14	Q3 FY13	Net change
Revenue ($M)	$3,535	$2,734	29.3%
Operating income ($M)	$78.8	$63.5	24.1%
Non-GAAP operating income ($M)	$106.3	$68.1	56.1%
Operating margin	2.23%	2.32%	(9 bps)
Non-GAAP operating margin	3.01%	2.49%	52 bps
Net income attributable to SYNNEX Corporation ($M)(1)	$45.0	$46.6	-3.5%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(2)	$62.5	$50.0	25.1%
Diluted EPS	$1.15	$0.19	505.3%
Non-GAAP Diluted EPS(2)(3)	$1.59	$1.33	19.5%
(1) Q3 FY13 “Other income, net” includes a $12.3M pre-tax benefit from a class-action legal settlement.
(2) Non-GAAP financial measures exclude the impact of acquisition and integration expenses and the amortization of intangible assets. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.

(3) Q3 FY13 non-GAAP Diluted EPS excludes one-time numerator adjustment resulting in $1.05 dilution for convertible senior notes settlement.
“We are pleased to report record quarterly results in terms of both revenues and non-GAAP net income," stated Kevin Murai, President and Chief Executive Officer. “Stronger than anticipated revenue growth in Technology Solutions and excellent performance in all aspects of Concentrix led to results ahead of our expectations.”

Fiscal 2014 Third Quarter Highlights:

•
Technology Solutions: Revenue was $3.2 billion, up 19.12% organically from the prior fiscal year quarter. Technology Solutions income before non-operating items, income taxes and non-controlling interest was $76.9 million, or 2.40% of segment revenue, compared with $62.5 million, or 2.32% of segment revenue, in the fiscal third quarter of 2013.

•
Concentrix: Revenue was $333.8 million, up from $46.3 million in the prior fiscal year quarter, due largely to our having completed over 99% of our acquisition of the IBM CRM business during the first half of 2014. Concentrix’ income before non-operating items, income taxes and non-controlling interest was $1.7 million, or 0.52% of Concentrix revenue, compared with income of $0.8 million, or 1.78% of Concentrix revenue, in the prior fiscal year quarter. Non-GAAP Concentrix income before non-operating items, income taxes and non-controlling interest was $28.3 million, or 8.49% of Concentrix revenue, for fiscal third quarter of 2014, compared to $4.4 million, or 9.55% of Concentrix revenue, in the prior year period.

•
The trailing fiscal four quarter ROIC was 8.2% compared to 9.7% in the prior year fiscal third quarter. Excluding the impact of acquisition and integration expenses, the current fiscal quarter’s trailing ROIC was 10.6%.

•	The debt to capitalization ratio was 38%, consistent with the second fiscal quarter of 2014.

•	Depreciation and amortization were $10.2 million and $17.6 million, respectively.

Fiscal 2014 Fourth Quarter Outlook:
The following statements are based on the Company’s current expectations for the fiscal 2014 fourth quarter and do not include acquisition and integration expenses and amortization of intangibles. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.65 billion to $3.75 billion.

•	Non-GAAP net income is expected to be in the range of $65.9 million to $67.9 million.

•	Non-GAAP diluted earnings per share are expected to be in the range of $1.66 to $1.71

•
After-tax amortization of intangibles is expected to be $11 million, or $0.28 per share. These estimates are based on the preliminary purchase price allocation of the IBM CRM acquisition and are subject to change.

“Our fourth quarter guidance reflects healthy year-on-year growth in Technology Solutions and continued strong performance in Concentrix”, stated Kevin Murai, President and CEO of SYNNEX Corporation. “We are positive on the market demand and confident in our ability to execute.”

Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode code for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded.

About SYNNEX
SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, optimizing supply chains and providing customer care solutions for its clients. The Company distributes a broad range of information technology systems and products, and also provides systems design and integration services.  The Concentrix segment offers a portfolio of end-to-end outsourced services around process optimization, customer engagement strategy and back-office automation to clients in ten identified industry verticals. Founded in 1980, SYNNEX has over 50,000 employees worldwide. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude the amortization of intangible assets and acquisition and integration related expenses. These non-GAAP measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX management uses the non-GAAP financial measures internally to understand, manage and evaluate the business. SYNNEX management believes it is useful for the Company and investors to review, as applicable, both GAAP information, and the non-GAAP measures in order to assess the performance of the Company's continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of the Company's operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following supplemental information table.

Safe Harbor Statement
Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding Technology Solutions and Concentrix sales, performance and growth, integration and acquisition costs, post-acquisition operations and migration work, market demand, our revenue, net income and earnings per share, amortization of intangibles, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: our ability to successfully integrate our recent acquisitions; diversion of management as a result of our recent and pending acquisitions; loss of vendors and suppliers as a result of our recent acquisitions; general economic conditions and any weakness in IT and consumer electronics spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in the tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; risks associated with our global business services and contract assembly business; risks associated with our anti-dilution share repurchase program; and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended May 31, 2014 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2014 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	August 31, 2014	November 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$127,664	$151,622
Short-term investments	11,430	15,134
Accounts receivable, net	1,851,884	1,593,191
Receivable from related parties	948	146
Inventories	1,445,256	1,095,107
Current deferred tax assets	19,767	22,031
Other current assets	150,599	54,502
Total current assets	3,607,548	2,931,733
Property and equipment, net	197,204	133,249
Goodwill	373,914	188,535
Intangible assets, net	252,090	23,772
Deferred tax assets	371	7,867
Other assets	45,942	40,733
Total assets	$4,477,069	$3,325,889

LIABILITIES AND EQUITY
Current liabilities:
Borrowings under securitization, term loans and lines of credit	$726,201	$252,523
Accounts payable	1,372,641	1,350,040
Payable to related parties	10,066	3,861
Accrued liabilities	388,737	181,325
Income taxes payable	17,873	1,629
Total current liabilities	2,515,518	1,789,378
Long-term borrowings	274,601	65,405
Long-term liabilities	53,522	56,418
Deferred tax liabilities	8,319	3,047
Total liabilities	2,851,960	1,914,248
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	40	38
Additional paid-in capital	376,567	286,329
Treasury stock	(29,472)	(27,450)
Accumulated other comprehensive income	21,465	19,168
Retained earnings	1,256,091	1,133,137
Total SYNNEX Corporation stockholders’ equity	1,624,691	1,411,222
Noncontrolling interest	418	419
Total equity	1,625,109	1,411,641
Total liabilities and equity	$4,477,069	$3,325,889

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
Revenue	$3,535,202	$2,733,913	$10,015,721	$7,786,113
Cost of revenue	(3,235,480)	(2,569,633)	(9,230,339)	(7,310,956)
Gross profit	299,722	164,280	785,382	475,157
Selling, general and administrative expenses	(220,920)	(100,781)	(576,547)	(303,754)
Income before non-operating items, income taxes and noncontrolling interest	78,802	63,499	208,835	171,403
Interest expense and finance charges, net	(7,602)	(2,983)	(18,260)	(13,339)
Other income (expense), net	(548)	12,159	2,223	13,948
Income before income taxes and noncontrolling interest	70,652	72,675	192,798	172,012
Provision for income taxes	(25,647)	(26,042)	(69,756)	(61,196)
Net income	45,005	46,633	123,042	110,816
Net income attributable to noncontrolling interest	(19)	(22)	(88)	(67)
Net income attributable to SYNNEX Corporation	$44,986	$46,611	$122,954	$110,749
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.16	$1.26	$3.21	$3.01
Diluted	$1.15	$0.19	$3.16	$1.97
Weighted-average common shares outstanding:
Basic	38,749	36,965	38,363	36,805
Diluted	39,270	37,559	38,907	37,820

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
Revenue:
Technology Solutions	$3,204,534	$2,690,265	$9,270,439	$7,656,397
Concentrix	333,796	46,288	754,243	137,386
Inter-segment elimination	(3,128)	(2,640)	(8,961)	(7,670)
Consolidated	$3,535,202	$2,733,913	$10,015,721	$7,786,113

Income before non-operating items, income taxes and noncontrolling interest:
Technology Solutions	$76,937	$62,496	$210,602	$164,718
Concentrix	1,746	826	(2,202)	6,516
Inter-segment elimination	119	177	435	169
Consolidated	$78,802	$63,499	$208,835	$171,403

Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

Effective in the first quarter of 2014, the Company realigned its business segments. Certain operations of the Company which were previously reported under the Concentrix segment and which provided inter-segment support and IT services to the Technology Solutions segment have now been aligned with and report into the Technology Solutions segment. The Concentrix segment includes the legacy Concentrix business and the newly acquired IBM customer care business. For comparability, the financial information presented herein reflects the impact of the preceding segment structure change for all periods presented.

	Three Months Ended		Nine Months Ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
Consolidated:
Revenue	$3,535,202	$2,733,913	$10,015,721	$7,786,113

GAAP income before non-operating items, income taxes and noncontrolling interest	$78,802	$63,499	$208,835	$171,403
IBM CRM acquisition and other integration expenses	9,932	2,596	34,581	2,596
Amortization of intangibles	17,564	1,998	38,427	5,922
Non-GAAP operating income	$106,298	$68,093	$281,843	$179,921

GAAP operating margin	2.23%	2.32%	2.09%	2.20%
Non-GAAP operating margin	3.01%	2.49%	2.81%	2.31%

Technology Solutions
Revenue	$3,204,534	$2,690,265	$9,270,438	$7,656,397

GAAP income before non-operating items, income taxes and noncontrolling interest	$76,937	$62,496	$210,602	$164,718
Amortization of intangibles	914	998	2,811	2,904
Non-GAAP operating income	$77,851	$63,494	$213,413	$167,622

GAAP operating margin	2.40%	2.32%	2.27%	2.15%
Non-GAAP operating margin	2.43%	2.36%	2.30%	2.19%

Concentrix
Revenue	$333,796	$46,288	$754,242	$137,386

GAAP income (loss) before non-operating items, income taxes and noncontrolling interest	$1,746	$826	$(2,202)	$6,516
IBM CRM acquisition and other integration expenses	9,932	2,596	34,581	2,596
Amortization of intangibles	16,650	1,000	35,617	3,019
Non-GAAP operating income	$28,328	$4,422	$67,996	$12,131

GAAP operating margin	0.52%	1.78%	(0.29)%	4.74%
Non-GAAP operating margin	8.49%	9.55%	9.02%	8.83%

Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands except per share amounts)

	Three Months Ended		Nine Months Ended
	August 31, 2014	August 31, 2013	August 31, 2014	August 31, 2013
Diluted Net Income adjusted for Impact of conversion premium	$44,986	$7,137	$122,954	$74,340
Impact of conversion premium on Net Income(1)	—	39,474	—	36,409
Net income attributable to SYNNEX Corporation	$44,986	$46,611	$122,954	$110,749
IBM CRM acquisition and other integration expenses, net of taxes(2)	6,327	2,064	22,176	2,064
Amortization of Intangibles, net of taxes(2)	11,188	1,282	24,540	3,818
Non-GAAP net income attributable to SYNNEX Corporation	$62,501	$49,957	$169,670	$116,631

Diluted EPS	$1.15	$0.19	$3.16	$1.97
Impact of conversion premium on EPS	—	1.05	—	0.96
IBM CRM acquisition and other integration expenses	0.16	0.06	0.57	0.05
Amortization of Intangibles	0.28	0.03	0.63	0.10
Non-GAAP Diluted EPS	$1.59	$1.33	$4.36	$3.08
(1) For the three months ended August 31, 2013, the impact of conversion premium is the difference between the estimated conversion premium as of May 31, 2013 and the final conversion premium settlement amount.

For the nine months ended August 31, 2013, the impact of conversion premium is the difference between the estimated conversion premium as of April 2013 and the final conversion premium settlement amount.

(2) The tax effect of the non-GAAP adjustments was calculated using the applicable effective tax rate during the periods, except for IBM CRM acquisition and other integration expenses for the three months ended August 31, 2013, which was calculated using the tax deductible portion of the expenses and applying the entity-specific, U.S. Federal and blended state tax rates.